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                                                                    EXHIBIT 10.6

                          DOMAIN NAME LICENSE AGREEMENT



     This Domain Name License Agreement (the "Agreement") is entered into as of April 1st, 2004 by and between the following two parties in Beijing.



The Licensor: KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD ("KongZhong (Beijing)")

Legal Address: 12th floor, Zhong Dian Building, Zhong Guan Cun Nan Da Jie, Hai
               Dian District, Beijing

Legal Representative: Yunfan Zhou



The Licensee: BEIJING AIRINBOX INFORMATION TECHNOLOGIES CO., LTD

Legal Address: 12th floor, Zhong Dian Building, Zhong Guan Cun Nan Da Jie, Hai
               Dian District, Beijing

Legal Representative: Yunfan Zhou



      WHEREAS, the Licensor, a wholly foreign-owned enterprise registered in Beijing under the laws of People's Republic of China (not including Hong Kong, Macau and Taiwan, hereinafter called "China"), which owns the domain names listed in the Exhibit 1 of this Agreement;

      WHEREAS, the Licensee, a limited liability company sponsored by natural persons in China registered in Beijing under the laws of the People's Republic of China (the"PRC"), is licensed to engage in the business of providing Internet information and the telecom value-added services;

      WHEREAS, the Licensor agrees to license the said Domain Names to the Licensee in accordance with the terms and conditions set forth herein and the Licensee as well agrees to accept the license on the terms and conditions set forth herein;



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      NOW THEREFORE, on the basis of mutual benefit and friendly negotiation, the parties agree as follows:

1.   Grant of License

     1.1  The Domain Names

          Under the terms and conditions hereinafter set forth, the Licensor hereby grants to the Licensee and the Licensee accepts from the Licensor parts of or all parts of the Domain Names listed in Exhibit 1, and the Licensee may deal its business with these domain names. Such license is non-monopolized, non-exclusive and non-transferable.

     1.2  Range

          1.2.1 The Licensee agrees to use the licensed domain name in the field of it own business operation. The Licensee cannot directly or indirectly sublicense the Domain Names hereunder to any others unless the Licensor agrees.

          1.2.2 The License in this Agreement is effective in China and where the Licensor may from time to time grant a license to the Licensee in the writing form. Licensee agrees that Licensee shall not directly or indirectly use or sublicense to the others the said domain name.

     1.3  Standards

          The Licensee shall comply with any standards and criteria the Licensor may request from time to time when the Licensee uses the said domain names.

     1.4  Licensee's confirm

          The Licensee confirms that the Licensee is not entitled any rights, titles and interests of the said domain names except the rights, titles and interests in the said domain names under this Agreement.

2.   PAYMENT

     The Licensee agrees to pay the Licensor the license fees determined in accordance with the calculation method and the way of payment provided in
     Exhibit 2 of this Agreement.


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3.   GOODWILL

     The Licensee recognizes the value of the goodwill associated with the Domain Names and the relevant rights, and acknowledges that the Domain Names therein and goodwill (including but not limited to the goodwill occurs from the Licensee's use) pertaining thereto shall be the sole and exclusive property of the Licensor.

4.   CONFIDENTIALITY

     4.1 By accepting the granting of the Domain Name licenses from the Licensor, the Licensee agrees to protect and maintain the confidentiality of any and all confidential data and information acknowledged or received by the Licensee (collectively the "Confidential Information"). Upon termination or expiration of this Agreement, the Licensee shall, at the Licensor's request, return any and all documents, information or software containing such Confidential Information to the Licensor or destroy and delete such Confidential Information from any electronic devices and cease to use them. The Licensee shall not disclose, grant or transfer any Confidential Information to any third party and will not use the Confidential Information without the Licensor's written consent. Licensee shall disclose the protected confidential information to the necessary employees, agents or consultants by the necessary measures, and shall urge the necessary employees, agents or consultants to observe the obligations under this Agreement.

     4.2  The above limitations shall not apply to the situations as follows:

          4.2.1 The materials which can be obtained in public in the time of disclosure;

          4.2.2 The public materials disclosed not due to the mistake of Licensee;

          4.2.3 The Licensee may prove that before the disclosure the materials were under its title and were obtained directly or indirectly from the other resources;

          4.2.4 Upon the legal demands of any party, the confidential information shall be disclosed to the government authorities, security exchange agent, and etc.; and upon the general operation needs, the above confidential information shall be disclosed to direct legal consultants and financial advisor.

     4.3 With the consent of both parties, no matter whether this Agreement is terminated, rescinded, or modified, this Article is still effective.

5. REPRESENTATIONS AND WARRANTIES


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     5.1  The Licensor represents and warrants as follows:

          5.1.1 the Licensor is a company duly registered and in good standing under the applicable laws of China;

          5.1.2 the Licensor, within its business scope, has full corporate power and authority and has taken all corporate actions and has obtained all necessary approvals and authorizations from third parties and government authorities to execute and perform the obligations under this Agreement, which will not constitute or result in a violation of any enforceable and effective agreements;

          5.1.3 the Agreement will constitute a legal, valid and binding agreement of the Licensor and will be enforceable against the Licensor in accordance with its terms upon its execution.

          5.1.4 the Licensor legally hold the said domain names under this Agreement.

     5.2 The Licensee makes to the Licensor the following representation and warranties:

          5.2.1 the Licensee is a company duly registered and in good standing under the applicable laws of the China, and is approved by the relevant authorities to provide the internet information services and the value-added telecom service.

          5.2.2 the Licensee, within its business scope, has full corporate, power and authority and has taken all corporate actions and has obtained all necessary approvals and authorizations from third parties and government authorities to execute and perform the obligations under this Agreement, which will not constitute or result in a violation of any enforceable and effective agreements;

          5.2.3 the Licensee will timely subscribe the files and the cases pertaining to the domain name, which the Licensor considered shall be subscribed or dealt with.

          5.2.5 the Agreement will constitute a legal, valid and binding agreement of the Licensor and will be enforceable against the Licensor in accordance with its terms upon its execution.



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6.   The Licensee further makes to the Licensor the following representation and warranties:

     6.1 The Licensee agrees that it will not, during the term of this Agreement, or thereafter, challenge the title or any rights of the Licensor in and to the Domain Names or challenge the validity of this Agreement, and shall not perform or un-perform any act, which may impair the interest in the above rights or the license.

     6.2 The Licensee agrees to assist the Licensor to the extent necessary in the procurement of any protection or to protect any of the Licensor's rights to the Domain Names, and the Licensor, if it so desires, may commence or prosecute any claims or lawsuits in its own name or in the name of the Licensee or join the Licensee as a party thereto. The Licensee shall notify the Licensor in writing of any infringements of the Domain Names that may come to the Licensee's attention, and the Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements.

     6.3 The Licensee further agrees to use the Domain Names only in accordance with this Agreement and shall not use the Domain Names in any way that, in the opinion of the Licensor, is deceptive, misleading or in any way damaging to such Domain Names or the reputation of the Licensor.

7.   QUALITY

     The Licensee shall make every effort to improve its service quality as to protect the goodwill represented by the said domain name.

8.   PROMOTION

     In all cases where the Licensee produces promotional material involving the Domain Name, the production cost of such material thereof shall be borne by the Licensee. All copyrights or other intellectual property rights of such material concerning the Domain Name thereto shall be the sole and exclusive property of the Licensor whether developed by the Licensor or the Licensee. The Licensee agrees that the Licensee shall not promote or advertise the said domain names under this agreement in any newspapers, TV, magazine, radio, internet or any other media unless the prior consent and approval in writing has acquired.

9.   EFFECTIVE DATE AND TERM


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     9.1  This Agreement is subscribed and goes into effect in the date indicated in the front of this agreement. The term of this Agreement is 10 (ten) years unless earlier terminated as set forth in this Agreement.

     9.2 Unless otherwise agreed upon by the parties in writing, this Agreement shall be applicable to any other domain names licensed to the Licensee within the term of this Agreement. After the subscription of this Agreement, the Licensor and Licensee shall review this Agreement every 3 months to determine whether to modify or renew this Agreement upon the detail situation.

     9.3 This Agreement may be extended for 10 (ten) years only if the Licensor gives the Licensee its written consent of the extension of this Agreement prior to the expiration of this Agreement. However, the Licensee has no right to confirm such extension.

10.  REGISTER

     Within 3(three) months of the subscription of Agreement, both parties shall in compliance with the law of China put the licensed domain name on records in the relevant domain name administrative authorities. Both parties agree to subscribe or furnish the relevant files and materials the administrative authorities require on the basis of the principals and related laws under this Agreement.

11.  TERMINATION

     11.1 This Agreement shall expire on the date due or when the license right in possession of Licensor is terminated unless this Agreement is extended as set forth above.

     11.2 Without prejudice to any legal or other rights or remedies of the party who asks for termination of this Agreement, any party has the right to terminate this Agreement immediately with written notice to the other party in the event the other party materially breaches this Agreement including but not limited to the provisions in Section 6.1,
          6.2 and 6.3 of this Agreement and fails to cure its breach within 30 days from the date it receives written notice of its breach from the non-breaching party.

     11.3 During the term of this Agreement, the Licensor may terminate this Agreement at any time with a written notice to the Licensee 30 days before such termination.


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          The Licensee shall not terminate this Agreement in prior.

     11.4 Article 3, 4, 6, 15 and 16 shall survive after the termination or expiration of this Agreement.

12.  FORCE MAJEURE

     12.1 Force Majeure means any event that is beyond the party's reasonable control and cannot be prevented with reasonable care including but not limited to the acts of governments, nature, fire, explosion, typhoon, flood, earthquake, tide, lightning and war. However, any shortage of credit, capital or finance shall not be regarded as an event of Force Majeure. The party affected by Force Majeure shall notify the other party without delay.

     12.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate measures to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure, and the affected party will not be responsible to such performance and will only be responsible to the delayed parts of performance. After the event of Force Majeure is removed, both parties agree to resume the performance of this Agreement with their best efforts.

13.  NOTICES

     Notice or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and shall be deemed to be duly given when it is delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address set forth below.

     The Licensor: KONGZHONG INFORMATION TECHNOLOGY (BEIJING) CO., LTD

     Legal Address: Room 809, Block A, Yue Tan Building, 2#, Yue Tan Bei Jie, Xi Cheng District, Beijing

     Fax:  (86) 10-68083118

     Tel.: (86) 10-68081818



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     Receiver: Yunfan Zhou

     The Licensee: BEIJING AIRINBOX INFORMATION TECHNOLOGIES CO., LTD

     Legal Address: Room 809, Block A, Yue Tan Building, 2#, Yue Tan Bei Jie, Xi Cheng District, Beijing

     Fax:  (86) 10-68083118

     Tel.: (86) 10-68081818

     Receiver: Yunfan Zhou

14.  RE-TRANSFER, RE-LICENSE

     Without the consent of Licensee, the rights and obligation licensed under this Agreement shall not be transferred, leased, or mortgaged to any third party.

15. DISPUTE RESOLUTION

     15.1 The parties shall strive to settle any disputes arising from the interpretation or performance through negotiation in good faith. In the event that no settlement can be reached through negotiation within 30 days after one party issues a negotiating notice, either party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

     15.2 Except the dispute issues, all parties shall perform their own duties pursuant to the provisions in good faith.

16.  APPLICABLE LAW

     The subscription, validity, interpretation, implementation and any disputes of this Agreement shall be governed by the laws of the PRC.

17.  AMENDMENT AND SUPPLEMENT

     This Agreement shall not be amended, supplemented or modified except by a written instrument signed by both parties. The amendment or supplement duly executed by both parties shall constitute part of this Agreement and shall have the same legal effect as this Agreement.



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18.  SEVERABILITY

     Any provision of this Agreement which is invalid or unenforceable due to the violation of relevant laws in any jurisdiction shall, as to that jurisdiction, be ineffective or void of binding force only to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

19.  WAIVER

     Any party cannot perform the rights, power, or privileges under this Agreement shall not be deemed as waiver. Any wholly or partly performance of the rights, power, or privileges shall not exclude the performance of any other rights, power, or privileges.

20.  EXHIBITS

     The Exhibits referred to in this Agreement are an integral part of this Agreement and have the same legal effect as this Agreement.

          IN WITNESS THEREOF the parties hereto have caused this Agreement to be duly executed by a duly authorized representative each on behalf of the party here to as of the date first set forth above.




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[Signature page, no Agreement]



The Licensor: KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD



Authorized Representative:  /s/ Nick Young



The Licensee: BEIJING AIRINBOX INFORMATION TECHNOLOGIES CO., LTD



Authorized Representative:  /s/ Yunfan Zhou





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                                    EXHIBIT 1

                          LIST OF LICENSED DOMAIN NAMES



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                                    EXHIBIT 2

            CALCULATION METHOD AND PAYMENT METHOD OF THE LICENSE FEE



     The license fee under this Agreement shall be 5% of the total income of Licensee, the license fee shall be paid every quarter and the Licensor shall pay the Licensee within 15 days after each quarter, if the licensor considers it is helpful to the business of Licensee, the Licensor has its right to determine the whole or parts of the license fee can be reduced or exempted.



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